EXHIBIT 5

FAEGRE & BENSON LLP

2200  WELLS  FARGO  CENTER,  90  SOUTH  SEVENTH  STREET

MINNEAPOLIS,  MINNESOTA  55402-3901

TELEPHONE   612.766.7000

FACSIMILE   612.766.1600

September 7, 2004

Board of Directors

Gander Mountain Company

4567 American Boulevard West

Minneapolis, Minnesota  55437

Gentlemen:

In connection with the Registration Statement on Form S-8 under the Securities Act of 1933, as amended (the “Registration Statement”), relating to the registration of (a) the Gander Mountain Company 2002 Stock Option Plan (the “2002 Plan”), authorizing the issuance of up to 222,806 shares of Common Stock, par value $0.01 per share (the “Shares”), of Gander Mountain Company, a Minnesota corporation (the “Company”), (b) the Gander Mountain Company 2004 Omnibus Stock Plan (collectively with the 2002 Plan, the “Plans”), authorizing the issuance of up to 2,144,000 Shares, and (c) 948,352 Shares to be issued by the Company pursuant to the terms of the option agreements between the Company and each of Messrs. Baker, Dittrich, Hauger, Klein and Lindahl (collectively, the “Option Agreements”), we have examined such corporate records and other documents, including the Registration Statement, the Plans and the Option Agreements, and have reviewed such matters of law as we have deemed relevant hereto, and, based upon such examination and review, it is our opinion that all necessary corporate action on the part of the Company has been taken to authorize the issuance and sale of the Shares pursuant to the Plans and the Option Agreements, and that, when issued and sold as contemplated in the Registration Statement, the Shares will be legally and validly issued, fully paid and nonassessable under the current laws of the State of Minnesota.

We are admitted to the practice of law in the State of Minnesota and the foregoing opinions are limited to the laws of that state and the federal laws of the United States of America.

We consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

FAEGRE & BENSON LLP

By:	/s/ W. Morgan Burns
W. Morgan Burns